INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Copelco Capital Funding LLC 99-B:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.

KPMG LLP


New York, New York
September 13, 1999